United States

Securities & Exchange Commission

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12.

Warrior Met Coal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transactions applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(2)	Form, Schedule or Registration Statement No.:
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(3)	Filing Party:
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(4)	Date Filed:
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Warrior Met Coal, Inc.

16243 Highway 216

Brookwood, Alabama 35444

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, APRIL 24, 2020

The following Notice of Change of Location relates to the Proxy Statement of Warrior Met Coal, Inc. (the “Company”), dated March 12, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, April 24, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2020

To Our Stockholders:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Warrior Met Coal, Inc. (the “Company”) has been changed. The Annual Meeting will be held on Friday, April 24, 2020 at 9:00 a.m. (Central Time). In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.meetingcenter.io/241230226, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register in advance to attend the Annual Meeting. To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on April 21, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail: Computershare, Warrior Met Coal, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

The password for the meeting is HCC2020. You may participate in and vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors

Kelli K. Gant Chief Administrative Officer and Corporate Secretary

March 23, 2020

The Annual Meeting on April 24, 2020 at 9:00 a.m. (Central Time) is available at www.meetingcenter.io/241230226. The Proxy Statement and Company’s 2019 Annual Report to Stockholders are available in the “Investors” section of our website at www.warriormetcoal.com. Additionally, the Proxy Statement and Annual Report are available free of charge to view, print and download at www.edocumentview.com/HCC.